EXHIBIT 23(a) - Consent

                          CONSENT OF MARTIN V. MILLER

As counsel, I do hereby consent to the use of my opinion and to all references to me included in or made part of this N-1A registration statement for The Noah Investment Group, Inc. and the series The Noah Fund.



                                             ___________________

                                             Martin V. Miller